UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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CADENCE DESIGN SYSTEMS, INC.

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CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

SUPPLEMENT

TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2004

       This Supplement updates and amends certain information contained in the Proxy Statement dated April 28, 2004, of Cadence Design Systems, Inc., referred to in this Supplement as Cadence, and delivered to stockholders in connection with the solicitation of proxies by the Board of Directors of Cadence for use at its Annual Meeting of Stockholders to be held on June 15, 2004.

      On May 12, 2004, Cadence announced that Michael J. Fister has been named president and chief executive officer, succeeding H. Raymond Bingham, who has been elected Chairman of the Cadence Board of Directors. Mr. Bingham will continue as a full-time executive. Former chairman Donald L. Lucas will continue on the Board as a director. In addition, the Board of Directors named director Roger S. Siboni as lead director to preside over the meetings of Cadence’s non-management directors and the independent directors. A copy of the press release announcing these management changes is attached to this Supplement as Appendix A.

      On May 28, 2004, Cadence announced that Sean M. Maloney has decided not to stand for reelection to Cadence’s Board of Directors. The Board has elected not to propose a substitute nominee at this time. Accordingly, eight (8) rather than nine (9) directors will be elected at the annual meeting and the Board of Directors recommends a vote in favor of the remaining eight (8) nominees. A copy of the press release announcing Mr. Maloney’s decision not to stand for reelection is attached to this Supplement as Appendix B.

      Other than reducing the number of directors standing for election to the Board, this Supplement does not change the proposals to be voted on at the annual meeting, which are described in the Proxy Statement.

      All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, and in case you have not already voted, please complete, date, sign and return the enclosed proxy card(s) or the proxy card(s) previously sent to you as promptly as possible. If you have already returned your proxy card(s), you do not have to do anything else unless you wish to revoke or change your vote. You may revoke your proxy by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by attending the annual meeting and voting in person. However, attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

San Jose, California

May 28, 2004

APPENDIX A

Cadence Design Systems Names Michael J. Fister, Former Top Intel Executive,

as President and CEO

Ray Bingham Elected Chairman of the Board

San Jose, CA , May 12, 2004 — Cadence Design Systems, Inc. (NYSE: CDN) today announced that Michael J. Fister has been named president and chief executive officer, succeeding Ray Bingham, who has been elected chairman of the Cadence Board of Directors. Mr. Bingham will continue as a full-time executive, working with Mr. Fister to help ensure a seamless transition. Former chairman Donald L. Lucas will continue on the Board as a director. The appointments are effective immediately.

Mr. Fister was most recently senior vice president at Intel Corporation and general manager of the Enterprise Platforms Group, which designs, markets, and supports building blocks for enterprise computing. During his tenure, Intel garnered commanding market segment share and introduced the ItaniumTM processor family which leads in virtually every performance benchmark category. Other products include a complement of IA-32 Xeon processors, chipsets, boards/systems, and software tools and services.

“Mike brings a combination of deep design and semiconductor manufacturing expertise and leadership experience at one of Intel’s largest business groups,” said Ray Bingham, chairman of the Cadence Board of Directors. “At Intel, one of his strategic contributions was to develop and deliver the end-to-end enterprise solutions desired by CIOs. As a result, he was a driving force in elevating Intel’s position to that of a trusted advisor and true partner with its customers; with Mike on board, we have the opportunity to solidify a similar position for Cadence.”

“I am excited about this opportunity to lead Cadence through the next phase in the evolution of semiconductor and system design,” said Mike Fister, president and CEO of Cadence. “As a former customer, I look forward to working with our management team and employees to further strengthen Cadence’s global technology leadership and the role of the entire electronic design automation industry in enabling our customers to build even more complex devices and achieve greater profitability in their markets.”

Mr. Fister first joined Intel in 1987, was appointed an Intel vice president in 1996, elected a corporate vice president in 2000, and promoted to senior vice president in 2002. He was responsible for the design, development, and marketing of IA-32 processors, including the last versions of the Intel486TM, as well as Pentium® Pro, Pentium® II, Pentium® III, Celeron®, Pentium® II XeonTM, and Pentium® III Xeon processors. Mr. Fister received his bachelor’s and master’s degrees in electrical engineering from the University of Cincinnati.

“These appointments represent a tremendous opportunity for Cadence,” said Don Lucas, member of the Cadence Board of Directors and former Chairman of the Board. “With Mike’s technology background and the experience and deep business acumen Ray Bingham will contribute, Cadence is positioned for future market success and long-term growth.”

In addition to his new role leading the Board of Directors as chairman, Mr. Bingham will have day-to-day responsibilities working closely with Mr. Fister to assure a smooth leadership transition. He will also continue to focus on the company’s global growth strategies to strengthen customer and partner relationships, shareholder and investor communications, and industry and public issues important to Cadence.

Mr. Bingham joined Cadence in 1993 and was executive vice president and chief financial officer until being appointed president and CEO in 1999. Bingham was instrumental in transforming Cadence from a $369 million supplier of electronic design automation tools to $1.1 billion in 2003. This growth was fueled by Mr. Bingham’s success in establishing global strategic partnerships with companies such as IBM, Agilent, Hewlett-Packard, and Fujitsu. He also serves on the boards of directors of KLA-Tencor and Oracle Corporation.

The Board today also named Roger Siboni, chairman and former CEO of E.piphany, to be lead director. Mr. Siboni has served on the Cadence Board of Directors since 1999, and chairs the Board’s Audit committee. Before leading E.piphany, he was deputy chairman and chief operating officer of KPMG LLP. The lead

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director position being filled by Mr. Siboni is provided for in the Corporate Governance Guidelines of Cadence’s Board of Directors. These guidelines and related governance materials may be accessed on Cadence’s corporate website at http://www.cadence.com/company/investor relations/governance.aspx.

About Cadence

Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 4,800 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

The statements contained above include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.

For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended January 3, 2004 and Quarterly Report on Form 10-Q for the 3 months ended April 3, 2004.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

***

Conference Call Today at 8:30 a.m. PDT

Cadence will host a listen-only conference call and a question-and-answer session with financial analysts to follow today at 8:30 a.m. PDT. The call-in numbers are as follows:

U.S. and International: 212-271-4514

The call will simultaneously be webcast at:
www.cadence.com/company/investor relations

An audio replay of the conference call will be available approximately two hours after the conference call has ended, until 5:00 p.m. on May 19, 2004.

Replay U.S.: 800-633-8284
Replay International: 402-977-9140
(You must reference the conference reservation number 21195688)

Contact:
Cadence Design Systems, Inc.
Adolph Hunter, 408-428-5882
Corporate Communications
Adolph@cadence.com
Alan Lindstrom, 408-944-7100
Investors and Shareholders
Investor relations@cadence.com

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APPENDIX B

Cadence Design Systems Announces Sean Maloney Not Standing for Reelection as Director

San Jose, CA , May 28, 2004 — Cadence Design Systems, Inc. (NYSE: CDN) today announced that Sean M. Maloney has decided not to stand for reelection to Cadence’s Board of Directors. Mr. Maloney has been a Cadence director since 2002.

“Sean Maloney has made significant contributions to the Cadence Board, and we are grateful for his service,” said Ray Bingham, Chairman of the Board. “His broad industry and business perspective has helped Cadence as we’ve repositioned ourselves over the past few years for further growth and leadership in the global technology industry.”

Cadence plans to replace Mr. Maloney’s position on the board in due course.

About Cadence

Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 4,800 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

The statements contained above include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.

For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended January 3, 2004 and Quarterly Report on Form 10-Q for the 3 months ended April 3, 2004.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

For more information, please contact:
Adolph Hunter
Corporate Communications
Cadence Design Systems, Inc.
direct: 408.428.5882
Adolph@cadence.com

For more information, please contact:
Alan Lindstrom
Investors and Shareholders
Cadence Design Systems, Inc.
direct: 408.944.7100
Investor relations@cadence.com

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